THIRD AMENDMENT TO

SECURITIES LENDING AUTHORIZATION AGREEMENT

BETWEEN

THOSE REGISTERED INVESTMENT COMPANIES LISTED ON SCHEDULE B, ON

BEHALF OF EACH SERIES OF SUCH REGISTERED INVESTMENT COMPANIES

LISTED ON SCHEDULE B

AND

STATE STREET BANK AND TRUST COMPANY

This Third Amendment (this “Amendment”) dated as of September 20, 2016, is between those REGISTERED INVESTMENT COMPANIES listed on Schedule B to the Agreement (as defined below), each a registered management investment company (organized    as a Maryland corporation or Delaware statutory trust) (each,    a “Company”) on behalf of each series of each such Company, as listed respectively on Schedule B (each such series, a “Fund” and collectively, the “Funds”), severally and not jointly, and STATE STREET BANK AND TRUST COMPANY (“State Street”).

Reference is made to a Securities Lending Authorization Agreement dated December 1, 2008, by and between the Funds and State Street, as amended by a First Amendment dated as of June 9, 2011, and a Second Amendment dated as of July 15, 2014, as in effect on the date hereof prior to giving effect to this Amendment (the “Agreement”).

WHEREAS, the Funds and State Street desire to amend the Agreement as set forth below.

NOW THEREFORE, for value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement in the following respect:

1.       Definitions. All terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2.       Amendment. Section 3 (Securities to be Loaned) of the Agreement is hereby amended by adding the following as a new paragraph at the end thereof.

At the initiation of each Loan, the Demand Spread must be equal to or greater than the amount stated on Schedule B with respect to each Fund (the “Minimum Demand Spread Test’’). For the avoidance of doubt, loans may have a Demand Spread that is lower than the applicable amount stated on Schedule B during the term of the Loan so long as the Loan satisfied the Minimum Demand Spread Test at time of initiation.

For purposes of the Minimum Demand Spread Test:

“Demand Spread” means, (i) with respect to a Loan collateralized with cash Collateral, the difference between the Reference Rate and the rebate rate and, (ii) with respect to a Loan collateralized with non-cash Collateral, the premium paid by Borrower in connection with the Loan.

“Reference Rate” means Fed Target.

“Fed Target” means, if the target level for the federal funds rate most recently announced by the Federal Open Markets Committee (“FOMC ‘) is a specific rate, such rate, and if the target level for the federal funds rate most recently announced by the FOMC is a target band in lieu of a target rate, the lowest rate of the target band.

Notwithstanding the foregoing, the Fund may modify its direction to State Street with respect to the Minimum Demand Spread Test by delivering to State Street a letter of direction in the form attached on Schedule F hereto.

(ii) Schedule A to the Agreement is hereby amended by deleting it in its entirety and replacing it with the revised Schedule A attached to this Amendment.

(iii) Schedule B to the Agreement is hereby amended by deleting it in its entirety and replacing it with the revised Schedule B attached to this Amendment.

(iv) Schedule F attached to this Amendment is hereby added as a schedule to the Agreement.

3.       Representations and Warranties. Each party hereto represents and warrants that (a) it has the legal right, power and authority to execute and deliver this Amendment, to enter into the transactions contemplated hereby, and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery, and performance; and (c) this Amendment constitutes a legal, valid, and binding obligation enforceable against it.

4.       Miscellaneous. Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified and in full force and effect.

5.       Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

6.       Effective Date. This Amendment shall be effective as of the date first written above.

[Remainder of the Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto execute this Amendment as an instrument under seal by their duly authorized officers by affixing their signatures below.

EACH REGISTERED INVESTMENT COMPANY, listed on Schedule B on behalf of itself and its respective series as listed on Schedule B, severally and not jointly

Name:	/s/ Thomas M. Ward

By:	Thomas M. Ward

Its:	Vice President

STATE STREET BANK AND TRUST COMPANY

Name:	/s/ Owen Nicholas

By:	Owen Nicholas

Its:	Managing Director

Schedule A

This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the 1st day of December, 2008, as amended to date, between THOSE REGISTERED INVESTMENT COMPANIES listed on SCHEDULE B, on behalf of each Series of such registered investment companies listed on SCHEDULE B, severally and not jointly (each such series, a “Fund” and collectively, the “Funds”) and STATE STREET BANK AND TRUST COMPANY (“State Street”).

Fee Split

1.    Gross Lending Revenue (as defined below) shall be allocated between the Funds and State Street as follows:

(a)	On the first $13 million of Gross Lending Revenue in a Contract Year:

➢	85% to the Fund
➢	15% to State Street.

(b)	On Gross Lending Revenue between $13 million and $15 million in a Contract Year:

➢	87.5% to the Fund
➢	12.5% to State Street.

(c)	On Gross Lending Revenue above $15 million in a Contract Year:

➢	90% to the Fund
➢	10% to State Street.

2.    “Gross Lending Revenue” shall mean (x) the sum of (i) all proceeds collected by State Street on investment of cash Collateral across all Funds and (ii) all fee income and loan premiums collected by State Street across all Funds, less (y) any such other amounts payable to State Street (i.e. other than amounts contemplated by Paragraph 1 above) or to Borrowers under the terms of this Agreement or the Securities Loan Agreements.

The Contract Year for purposes of the calculations above shall begin on January 1 and end on December 31.

3.    All payments to be allocated under Paragraph 1 above shall be made after deduction of such other amounts that may be payable to State Street or to the Borrower under the terms of this Securities Lending Authorization Agreement, including but not limited to the fees payable to State Street for management of the Collateral pursuant to Paragraph 4 below.

4.    Cash Collateral Investment.   Each Fund hereby instructs State Street to invest cash Collateral in the State Street Navigator Securities Lending Prime Portfolio (hereinafter the “Prime Portfolio”).

On an annualized basis, the management/custody/fund administration/transfer agent fee for investing cash Collateral in the Prime Portfolio is not more than 5.00 basis points netted out of yield. In addition, the trustee may pay out of the assets of the Prime Portfolio all reasonable expenses and fees of the Prime Portfolio, including professional fees or disbursements, incurred in connection with the operation of the Prime Portfolio.

In connection with the direction to State Street above to invest cash Collateral in the Prime Portfolio each Fund acknowledges that it has received and reviewed the updated Confidential Offering Memorandum dated April 4th, 2016 (the “Prime COM”), including those provisions under the header “Portfolio’s Investment Objective and Strategies Beginning October 14, 2016” which such provisions are included here as Attachment A for ease of reference.

Each Fund instructs State Street to treat the instruction above to invest cash Collateral in the Prime Portfolio as an instruction to invest such cash Collateral in the State Street Navigator Securities Lending Government Money Market Portfolio (the “Government Portfolio”) when the Prime Portfolio changes its name to the Government Portfolio as contemplated in the Prime COM. After the effectiveness of such name change, references to the Prime Portfolio on this Schedule A or in the Agreement shall be read as the Government Portfolio.

To the extent that cash Collateral cannot be promptly invested in the Prime Portfolio pursuant to the Fund’s direction above due to the timing of delivery by Borrower, such cash Collateral may be invested as State Street may select, including in a demand deposit account or similar account in the name of State Street or any State Street Affiliate and/or in any short-term investment fund, mutual fund, securities lending trust or other collective investment fund with respect to which State Street and/or State Street Affiliates may provide investment management or advisory, trust, custody, transfer agency, shareholder servicing and/or other services for which they are compensated, provided that any such investment conforms with the investment guidelines of the Prime Portfolio in each case until such cash Collateral can be invested in the Prime Portfolio pursuant to each Fund’s direction above.

ATTACHMENT A

Portfolio’s Investment Objective and Strategies Beginning October 14, 2016

In response to regulatory changes adopted by the SEC that will affect the structure and operation of money market funds, the Board of Trustees of the Trust has approved, effective as of the Modification Date (i.e., October 14, 2016), a new investment objective and new investment strategies for the Prime Portfolio, which are designed to permit the Prime Portfolio to operate as a “government money market fund” within the meaning of Rule 2a-7 under the 1940 Act, as such Rule will be in effect on October 14, 2016. The Board also approved changing the Prime Portfolio’s name to the State Street Navigator Securities Lending Government Money Market Portfolio (the “Government Money Market Portfolio”), effective as of the Modification Date.

Effective as of the Modification Date, the investment objective of the Portfolio will be to seek: (i) current income to the extent consistent with the preservation of capital and liquidity; and (ii) the maintenance of a stable $1.00 per share net asset value.

Consistent with qualifying as a government money market fund, the Portfolio will be required to invest 99.5 percent or more of its total assets in (i) cash; (ii) obligations issued or guaranteed as to principal and/or interest, as applicable, by the U.S. government or its agencies and instrumentalities (“U.S. Government Securities”); and (iii) repurchase agreements collateralized by cash and U.S. Government Securities.

During the transition period leading up to the Modification Date, the assets of the Prime Portfolio will continue to be managed in accordance with the Prime Portfolio’s current investment objective and strategies. However, during this period the assets will also be managed in a manner that will permit the Prime Portfolio to qualify as a “government money market fund” as of the Modification Date. Accordingly, the Prime Portfolio’s exposure to non-government securities will decrease over time leading up to the Modification Date, which can be expected to impact the yield of the Prime Portfolio during the transition period.

Schedule B

This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the 1st day of December, 2008, as amended to date, between THOSE REGISTERED INVESTMENT COMPANIES listed on SCHEDULE B, on behalf of each Series of such registered investment companies listed on SCHEDULE B, severally and not jointly (each such series, a “Fund” and collectively, the “Funds”) and STATE STREET BANK AND TRUST COMPANY (“State Street”).

VALIC COMPANY I
Fund Name	Taxpayer ID Number	Tax Year-End	Amount of Demand Spread
Asset Allocation Fund	[ ]	May 31	12 basis points
Blue Chip Growth Fund	[ ]	May 31	5 basis points
Broad Cap Value Income Fund	[ ]	May 31	12 basis points
Capital Conservation Fund	[ ]	May 31	12 basis points
Core Equity Fund	[ ]	May 31	5 basis points
Dividend Value Fund	[ ]	May 31	12 basis points
Emerging Economies Fund	[ ]	May 31	12 basis points
Foreign Value Fund	[ ]	May 31	12 basis points
Global Real Estate Fund	[ ]	May 31	12 basis points
Global Social Awareness Fund	[ ]	May 31	5 basis points
Global Strategy Fund	[ ]	May 31	12 basis points
Government Securities Fund	[ ]	May 31	12 basis points
Growth Fund	[ ]	May 31	5 basis points
Growth & Income Fund	[ ]	May 31	12 basis points
Health Sciences Fund	[ ]	May 31	12 basis points
Inflation Protection Fund	[ ]	May 31	12 basis points
International Equities Index Fund	[ ]	May 31	5 basis points
International Government Bond Fund	[ ]	May 31	12 basis points
International Growth Fund	[ ]	May 31	12 basis points

Large Cap Core Fund	[ ]	May 31	5 basis points
Large Capital Growth Fund	[ ]	May 31	5 basis points
Mid Cap Index Fund	[ ]	May 31	5 basis points
Mid Cap Strategic Growth Fund	[ ]	May 31	12 basis points
Nasdaq-100® Index Fund	[ ]	May 31	5 basis points
Science & Technology Fund	[ ]	May 31	12 basis points
Small Cap Aggressive Growth Fund	[ ]	May 31	12 basis points
Small Cap Fund	[ ]	May 31	12 basis points
Small Cap Index Fund	[ ]	May 31	5 basis points
Small Cap Special Values Fund	[ ]	May 31	12 basis points
Small-Mid Growth Fund	[ ]	May 31	12 basis points
Stock Index Fund	[ ]	May 31	5 basis points
Value Fund	[ ]	May 31	12 basis points

VALIC COMPANY II
Capital Appreciation Fund	[ ]	Aug 31	12 basis points
Core Bond Fund	[ ]	Aug 31	12 basis points
High Yield Bond Fund	[ ]	Aug 31	12 basis points
International Opportunities Fund	[ ]	Aug 31	12 basis points
Large Cap Value Fund	[ ]	Aug 31	12 basis points
Mid Cap Growth Fund	[ ]	Aug 31	12 basis points
Mid Cap Value Fund	[ ]	Aug 31	12 basis points
Small Cap Growth Fund	[ ]	Aug 31	12 basis points
Small Cap Value Fund	[ ]	Aug 31	12 basis points
Socially Responsible Fund	[ ]	Aug 31	5 basis points
Strategic Bond Fund	[ ]	Aug 31	12 basis points

Schedule F

This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the 1st day of December, 2008, as amended to date, between THOSE REGISTERED INVESTMENT COMPANIES listed on SCHEDULE B, on behalf of each Series of such registered investment companies listed on SCHEDULE B, severally and not jointly (each such series a “Fund” and collectively the “Funds”) and STATE STREET BANK AND TRUST COMPANY (“State Street”).

[VALIC LETTERHEAD]

LETTER OF DIRECTION

                                      ,20

State Street Bank and Trust Company

Securities Finance

State Street Financial Center, 3rd Floor

One Lincoln Street

Boston, Massachusetts 02111-2900

Attn: [Relationship Manager]

Re: Implementation of Minimum Spread

Dear Ladies and Gentlemen:

Reference is made to the Securities Lending Authorization Agreement (the “Agreement”), dated December 1, 2008 (as amended and in effect immediately prior to the date of this Letter of Direction), between those REGISTERED INVESTMENT COMPANIES listed on Schedule B to the Agreement, each a registered management investment company (organized as a Maryland corporation or Delaware statutory trust) (each, a “Company”) on behalf of each series of each such Company, as listed respectively on Schedule B (each such series a “Fund” and collectively, the “Funds”), and State Street Bank and Trust Company (“State Street”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

Each Fund hereby instructs State Street to implement the Minimum Demand Spread Test set forth below at the initiation of each Loan. Each Fund hereby acknowledges that (i) such Minimum Demand Spread Test shall not be implemented by State Street until this Letter of Direction is countersigned by State Street, and (ii) State Street shall have a reasonable time to implement the Minimum Demand Spread Test after countersigning this Letter of Direction.

Minimum Demand Spread Test

At the initiation of each Loan, the Demand Spread must be equal to or greater than the amount stated on Schedule B with respect to each Fund (the “Minimum Demand Spread Test”). For the avoidance of doubt, loans may have a Demand Spread that is lower than the applicable amount stated on Schedule B during the term of the Loan so long as the Loan satisfied the Minimum Demand Spread Test at time of initiation.

For purposes of the Minimum Demand Spread Test:

“Demand Spread” means, (i) with respect to a loan collateralized with cash, the difference between the Reference Rate and the rebate rate and, (ii) with respect to a loan collateralized with non-cash, the premium paid by Borrower in connection with the loan.

“Reference Rate” means Fed Target.

“Fed Target” means, if the target level for the federal funds rate most recently announced by the Federal Open Markets Committee (“FOMC”) is a specific rate, such rate, and if the target level for the federal funds rate most recently announced by the FOMC is a target band in lieu of a target rate, the lowest rate of the target band.

Schedule B to the Agreement is hereby amended by deleting it in its entirety and replacing it with the revised Schedule B attached to this Letter of Direction.

Sincerely,

Name: [Name of Authorized Person]
Title: [Title of Authorized Person]

SECOND AMENDMENT TO

SECURITIES LENDING AUTHORIZATION AGREEMENT

BETWEEN

THOSE REGISTERED INVESTMENT COMPANIES LISTED ON SCHEDULE B, ON

BEHALF OF EACH SERIES OF SUCH REGISTERED INVESTMENT COMPANIES,

LISTED ON SCHEDULE B

AND

STATE STREET BANK AND TRUST COMPANY

This Second Amendment (this “Amendment”) dated as of July 15, 2014 is between those REGISTERED INVESTMENT COMPANIES listed on Schedule B, each a registered management investment company organized as a Maryland corporation or other form of organization (each    a “Company”) on behalf of each series of each such Company, as listed respectively on Schedule B ( each such series a “Fund” and collectively, the “Funds”), severally and not jointly, and STATE STREET BANK AND TRUST COMPANY (“State Street”).

Reference is made to a Securities Lending Authorization Agreement dated December 1, 2008 by and between the Funds and State Street, as amended by a First Amendment dated as of June 9, 2011, as in effect on the date hereof prior to giving effect to this Amendment (the “Agreement”).

WHEREAS, the Funds and State Street desire to amend the Agreement as set forth below.

NOW THEREFORE, for value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement in the following respect:

1.       Definitions. All terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2.       Amendments.

(a)    Schedule A (Schedule of Fees) to the Agreement is hereby amended by deleting paragraphs 1 and 2 of Schedule A and replacing it with the following:

“1. Gross Lending Revenue shall be allocated as follows:

(a)    On the first $13 million of Gross Lending Revenue in a Contract Year:

•	85% to the Fund, and 15% to State Street.

(b)    On Gross Lending Revenue between $13 million and $15 million in a Contract Year:

•	87.5% to the Fund, and 12.5% to State Street.

(c)    On Gross Lending Revenue above $15 million in a Contract Year:

•	90% to the Fund, and 10% to State Street.

2.         “Gross Lending Revenue” shall mean (x) the sum of (i) all proceeds collected by State Street on investment of cash Collateral and (ii) all fee income and loan premiums collected by State Street, less (y) any such other amounts payable to State Street (i.e. other than amounts contemplated by paragraph 1 above) or to Borrowers under the terms of this Agreement or the Securities Loan Agreements.

The Contract Year for purposes of the calculations above shall begin on January 1 and end on December 31.

With respect to calculations required by paragraph 1 for the initial Contract Year, Gross Lending Revenue shall be calculated based on revenue from and after January 1, 2014 but, for the avoidance of doubt, this amendment shall have no retroactive effect (i.e. the fee split in effect up to and through the effective date of this Amendment #2 shall be 80% to the Fund, and 20% to State Street).”

(b)    The Agreement is hereby amended by deleting Schedule B to the Agreement, and replacing it with the attached Schedule B.

3.        Representations and Warranties. Each party hereto represents and warrants that (a) it has the legal right, power and authority to execute and deliver this Amendment, to enter into the transactions contemplated hereby, and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery, and performance; and (c) this Amendment constitutes a legal, valid, and binding obligation enforceable against it.

4.        Miscellaneous. Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified and in full force and effect.

5.        Governing Law. This Amendment shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

6.        Effective Date. This Amendment shall be effective as of the date first written above.

IN WITNESS WHEREOF, the parties hereto execute this Amendment as an instrument under seal by their duly authorized officers by affixing their signatures below.

EACH REGISTERED INVESTMENT COMPANY, listed on Schedule B on behalf of itself and its respective series as listed on Schedule B, severally and not jointly

Name:	/s/ Nori Gabert

By:	Nori Gabert

Its:	Vice President and Secretary

STATE STREET BANK AND TRUST COMPANY

Name:	/s/ Gino L. Timperio

By:	Gino L. Timperio

Its:	Senior Managing Director

Schedule B

This Schedule is attached to and made part of the Securities Lending Authorization Agreement,

dated the 1st day of December, 2008 between THOSE REGISTERED INVESTMENT

COMPANIES listed on SCHEDULE B, on behalf of each Series of such registered investment companies listed on SCHEDULE B, severally and not jointly (the “Funds”) and

STATE STREET BANK AND TRUST COMPANY (“State Street”), as amended.

VALIC COMPANY I
Fund Name	Taxpayer ID Number	Tax Year-End
Asset Allocation Fund	[ ]	May 31
Blue Chip Growth Fund	[ ]	May 31
Broad Cap Value Income Fund	[ ]	May 31
Capital Conservation Fund	[ ]	May 31
Core Equity Fund	[ ]	May 31
Dividend Value Fund	[ ]	May 31
Emerging Economies Fund	[ ]	May 31
Foreign Value Fund	[ ]	May 31
Global Real Estate Fund	[ ]	May 31
Global Social Awareness Fund	[ ]	May 31
Global Strategy Fund	[ ]	May 31
Government Securities Fund	[ ]	May 31
Growth & Income Fund	[ ]	May 31
Growth Fund	[ ]	May 31
Health Sciences Fund	[ ]	May 31
Inflation Protection Fund	[ ]	May 31
International Equities Fund	[ ]	May 31
International Government Bond Fund	[ ]	May 31
International Growth Fund	[ ]	May 31
Large Cap Core Fund	[ ]	May 31
Large Capital Growth Fund	[ ]	May 31

Mid Cap Index Fund	[ ]	May 31
Mid Cap Strategic Growth Fund	[ ]	May 31
Nasdaq-100™ Index Fund	[ ]	May 31
Science & Technology Fund	[ ]	May 31
Small Cap Aggressive Growth Fund	[ ]	May 31
Small Cap Fund	[ ]	May 31
Small Cap Index Fund	[ ]	May 31
Small Cap Special Values Fund	[ ]	May 31
Small-Mid Growth Fund	[ ]	May 31
Stock Index Fund	[ ]	May 31
Value Fund	[ ]	May 31

VALIC COMPANY II
Capital Appreciation Fund	[ ]	Aug 31
Core Bond Fund	[ ]	Aug 31
High Yield Bond Fund	[ ]	Aug 31
International Opportunities Fund	[ ]	Aug 31
Large Cap Value Fund	[ ]	Aug 31
Mid Cap Growth Fund	[ ]	Aug 31
Mid Cap Value Fund	[ ]	Aug 31
Small Cap Growth Fund	[ ]	Aug 31
Small Cap Value Fund	[ ]	Aug 31
Socially Responsible Fund	[ ]	Aug 31
Strategic Bond Fund	[ ]	Aug 31

FIRST AMENDMENT TO

SECURITIES LENDING AUTHORIZATION AGREEMENT

BETWEEN

THOSE REGISTERED INVESTMENT COMPANIES LISTED ON SCHEDULE

B, ON BEHALF OF EACH SERIES OF SUCH REGISTERED INVESTMENT

COMPANIES, LISTED ON SCHEDULE B

AND

STATE STREET BANK AND TRUST COMPANY

This First Amendment (this “Amendment”) dated as of June 9, 2011 is between those REGISTERED INVESTMENT COMPANIES listed on Schedule B, each a registered management investment company organized as a Maryland corporation or other form of organization (each a “Company”) on behalf of each series of each such Company, as listed respectively on Schedule B ( each such series a “Fund” and collectively, the “Funds”), severally and not jointly, and STATE STREET BANK AND TRUST COMPANY (“State Street”).

Reference is made to a Securities Lending Authorization Agreement dated December 1, 2008 by and between the Funds and State Street, as in effect on the date hereof prior to giving effect to this Amendment (the “Agreement”).

WHEREAS, the Funds and State Street desire to amend the Agreement as set forth below.

NOW THEREFORE, for value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement in the following respect:

1.        Definitions. All terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2.        Amendments.

(a)      The Agreement is hereby amended by deleting the first two paragraphs of Section 4 of the Agreement, and replacing them with the following language:

“Each Fund hereby authorizes State Street to effect Loans of Available Securities of the Fund with any Borrower on State Street’s list of approved Borrowers, including. without limitation, State Street Bank and Trust Company and any affiliate thereof ( each acting in the capacity of a Borrower, hereafter also referred to as an “SSB Borrower”), which list shall be provided or made available by State Street to the Company on a

1

monthly basis. The Fund may restrict State Street from lending the Fund’s securities to any Borrower on the list of approved Borrowers by providing prior written notice to State Street of such restriction. State Street may modify the list of approved Borrowers at any time in its sole discretion. In the event that a new Borrower is added to the list of approved Borrowers, no Loans shall be made to such new Borrower unless the Fund has consented in writing to the addition of such Borrower.”

(b)      The Agreement is hereby amended by deleting Schedule B to the Agreement, and replacing it with the attached Schedule B.

(c)      The Agreement is hereby amended by deleting Schedule E to the Agreement and all references thereto.

3.        Exclusive Securities Lending Arrangement.    Each Fund hereby agrees that, subject to the Company in the reasonable business judgment of its Board of Directors concluding in good faith that there is good cause for early termination of the Agreement that is unrelated to the Current Fee Split (hereinafter defined), from the date of this Amendment until June 9, 2013, State Street shall be the Funds’ sole securities lending agent and that the fee split set forth on Schedule A of the Agreement (i.e., 80% to the Fund and 20% to State Street) (the “Current Fee Split”) shall apply to all of the Fund’s securities lending activities with State Street, as the Funds’ securities lending agent, from the date of this Amendment until June 9, 2013.

4.        Miscellaneous.    Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified and in full force and effect.

[Remainder of page intentionally left blank.]

2

5.         Effective Date.     This Amendment shall be effective as of the date first written above.

IN WITNESS WHEREOF, the parties hereto execute this Amendment as an instrument under seal by their duly authorized officers by affixing their signatures below.

EACH REGISTERED INVESTMENT COMPANY, listed on Schedule B on behalf of itself and its respective series as listed on Schedule B, severally and not jointly

Name:	/s/ Kurt W. Bernlohr

By:	KURT W. BERNLOHR

Its:	PRESIDENT

STATE STREET BANK AND TRUST COMPANY

Name:	/s/ Nicholas Bonn

By:	Nicholas Bonn

Its:	Executive Vice President

AGREED TO BY:

VALIC Company II, on behalf of itself and its respective series, severally and not jointly, only with respect to Section 2(b)

Name:	/s/ Kurt W. Bernlohr

By:	Kurt W. Bernlohr

Its:	President

3

Schedule B

This Schedule is attached to and made part of the Securities Lending

Authorization Agreement, dated the 1st day of December, 2008 between THOSE

REGISTERED INVESTMENT COMPANIES listed on SCHEDULE B, on behalf of each Series of such registered investment companies listed on SCHEDULE B,

severally and not jointly (the “Funds”) and STATE STREET BANK AND

TRUST COMPANY (“State Street”), as amended.

Fund Name	Taxpayer ID Number	Tax Year-End
VALIC COMPANY I
Blue Chip Growth Fund	[ ]	May 31
Capital Conservation Fund	[ ]	May 31
Core Equity Fund	[ ]	May 31
Foreign Value Fund	[ ]	May 31
Global Equity Fund	[ ]	May 31
Global Social Awareness Fund	[ ]	May 31
Global Strategy Fund	[ ]	May 31
Government Securities fund	[ ]	May 31
Growth & Income Fund	[ ]	May 31
Growth Fund	[ ]	May 31
International Equities Fund	[ ]	May 31
International Growth 1 Fund	[ ]	May 31
Large Cap Core Fund	[ ]	May 31
Large Capital Growth Fund	[ ]	May 31
Mid Cap Index Fund	[ ]	May 31
Mid Cap Strategic Growth Fund	[ ]	May 31
Nasdaq-100TM Index Fund	[ ]	May 31
Science & Technology Fund	[ ]	May 31
Small Cap Aggressive Growth Fund	[ ]	May 31

1

Small Cap Fund	[ ]	May 31
Small Cap Index Fund	[ ]	May 31
Small Cap Special Values Fund	[ ]	May 31
Small-Mid Growth Fund	[ ]	May 31
Stock Index Fund	[ ]	May 31

2

SECURITIES LENDING AUTHORIZATION AGREEMENT

Between

THOSE REGISTERED INVESTMENT COMPANIES

LISTED ON SCHEDULE B HERETO, ON BEHALF OF EACH SERIES OF

SUCH REGISTERED INVESTMENT COMPANIES, LISTED ON SCHEDULE B

and

STATE STREET BANK AND TRUST COMPANY

2

21.	NON-US BORROWERS	17

22.	MISCELLANEOUS	17

23.	COUNTERPARTS	18

24.	MODIFICATION	19

EXHIBITS AND SCHEDULES

SCHEDULE A (Schedule of Fees)

SCHEDULE B (Funds)

SCHEDULE C (Acceptable Forms of Collateral)

SCHEDULE D (Limitations on Market Value of Loans)

SCHEDULE E (List of Borrowers/Prohibited Borrowers)

EXHIBIT A (Qualified Purchaser Investments)

EXHIBIT B (State Street Securities Loan Agreement) - TO BE ADDED

3

SECURITIES LENDING AUTHORIZATION AGREEMENT

Agreement dated the 1st day of December, 2008 between those REGISTERED INVESTMENT COMPANIES listed on Schedule B , each a registered management investment company organized as a Maryland corporation or other form of organization (each a “Company”) on behalf of each series of each such Company, as listed respectively on Schedule B (each such series a “Fund” and collectively, the “Funds”), severally and not jointly, and STATE STREET BANK AND TRUST COMPANY acting either directly or through any State Street Affiliates (defined below) (collectively, “State Street”), setting forth the terms and conditions under which State Street is authorized to act on behalf of the Company with respect to the lending of certain securities of the Company held by State Street as agent or custodian.

Consistent with Section 22 hereof, State Street and AIG Retirement Company I (formerly, VALIC Company I) have previously entered into a Securities Lending Authorization Agreement dated May 24th, 1990, and wish to have such agreement replaced and superseded by this Agreement.

This Agreement shall be deemed for all purposes to constitute a separate and discrete agreement between State Street and each Company on behalf of each respective Fund listed on Schedule B to this Agreement as it may be amended by the parties, and no series of shares of the Company shall be responsible or liable for any of the obligations of any other series of the Company under this Agreement or otherwise, notwithstanding anything to the contrary contained herein.

NOW, THEREFORE, in consideration of the mutual promises and of the mutual covenants contained herein, each of the parties does hereby covenant and agree as follows:

1.	Definitions. For the purposes hereof:

(a)         “Authorized Representative” means any person who is, or State Street reasonably believes to be, duly authorized to act on behalf of a Fund with respect to any of the transactions contemplated by this Agreement.

(b)         “Available Securities” means the securities of the Funds that are available for Loans pursuant to Section 3.

(c)         “Borrower” means any of the entities to which Available Securities may be loaned under a Securities Loan Agreement, as described in Section 4.

(d)         “Collateral” means collateral delivered by a Borrower to secure its obligations under a Securities Loan Agreement.

(e)         “Investment Manager” when used in any provision, means the person or entity that has discretionary authority over the investment of the Available Securities to which the provision applies.

(f)         “Loan” means a loan of Available Securities to a Borrower.

(g)         “Loaned Security” shall mean any “security” which is delivered as a Loan under a Securities Loan Agreement; provided that, if any new or different security shall be exchanged for any Loaned Security by recapitalization, merger, consolidation, or other corporate action, such new or different security shall, effective upon such exchange, be deemed to become a Loaned Security in substitution for the former Loaned Security for which such exchange was made.

(h)         “Market Value” of a security means the market value of such security (including, in the case of a Loaned Security that is a debt security, the accrued interest on such security) as determined by the independent pricing service designated by State Street, or such other independent sources as may be selected by State Street on a reasonable basis.

(i)         “Replacement Securities” means securities of the same issuer, class and denomination as Loaned Securities.

(j) “Securities Loan Agreement” means the agreement between a Borrower and State Street (on behalf of the Funds) that governs Loans, as described in Section 5.

(k)         “State Street Affiliates” means any entity that directly or indirectly through one or more intermediaries, controls State Street or that is controlled by or is under common control with State Street.

2.	Appointment of State Street.

Each Fund hereby appoints and authorizes State Street as its agent to lend Available Securities to Borrowers in accordance with the terms of this Agreement. State Street shall have the responsibility and authority to do or cause to be done all acts State Street shall determine to be desirable, necessary, or appropriate to implement and administer this securities lending program. Each Fund agrees that State Street is acting as a fully disclosed agent and not as principal in connection with the securities lending program. State Street may take action as agent of the Fund on an undisclosed or a disclosed basis. State Street is also hereby authorized to request a third party bank to undertake certain custodial functions in connection with holding of the Collateral provided by a Borrower pursuant to the terms hereof. In connection therewith, State Street may instruct such third party bank to establish and maintain a Borrower’s account and a State Street account wherein all Collateral, including cash, shall be maintained by such bank (as applicable) in accordance with the terms of a form of custodial arrangement which shall also be consistent with the terms hereof.

Each Fund also authorizes State Street, its affiliates or subsidiaries, as its agent, to enter into fee for holds arrangements with respect to certain Available Securities. State Street will, in return for a fee from the Borrower, hold and reserve certain Available Securities and refrain from lending such Available Securities to any third party without the Borrower’s permission, provided, however, that the fee for holds arrangements shall not restrict or otherwise affect the Fund’s ownership rights with regard to the Available Securities. The fee from the Borrower shall be allocated between State Street and the Fund in accordance with Schedule A.

3.	Securities to be Loaned.

All of the Fund’s securities held by State Street as custodian shall be subject to this securities lending program and constitute Available Securities hereunder, except those securities which the Fund or the Investment Manager specifically identifies herein or in notices to State Street as not being Available Securities. In the absence of any such identification herein or other notices identifying specific securities as not being Available Securities, State Street shall have no authority or responsibility for determining whether any of the Fund’s securities should be excluded from the securities lending program.

With respect to each Fund, State Street shall not loan or maintain securities on loan if the Market Value of such Loaned Securities would exceed the limitations set forth in Schedule D. Schedule D may be amended from time to time by the Funds with a written notice to State Street.

4.	Borrowers.

Each Fund hereby authorizes State Street to effect Loans of Available Securities of the Fund with any person on State Street’s approved list of Borrowers, including, without limitation, State Street Bank and Trust Company and any affiliate thereof (each acting in the capacity of a Borrower, hereafter also referred to as an “SSB Borrower”) which list will be supplied to the Fund on request.

The Available Securities may only be loaned to any Borrower identified on the schedule of borrowers, attached hereto as Schedule E, including without limitation, State Street, as such schedule may be modified from time to time with the consent of State Street and the Fund, or to delete any Borrower at the direction of the Fund.

Each Fund acknowledges that it is aware that State Street, acting as the Fund’s agent pursuant hereto, is or may be deemed to be the same legal entity as, or affiliated with, SSB Borrower acting as “Borrower” under a Securities Loan Agreement. Each Fund represents that (i) the power granted herein to State Street, as Fund’s agent, to enter into Loan transactions with Borrowers (including any SSB Borrower) and the other powers granted to State Street, as agent pursuant hereto, are given as a result of the Fund’s desire to increase its opportunity to lend securities held in its account on commercially reasonable terms, without such loans being considered a breach of State Street’s fiduciary duty, and are given expressly for the purpose of averting and waiving any prohibitions upon such lending, investment or exercise of such other powers which might otherwise exist in the absence of such powers, and (ii) transactions effected pursuant to and in compliance with this Agreement and any Securities Loan Agreement

(including any Securities Loan Agreement with any SSB Borrower) will not constitute a breach of trust or other fiduciary duty or any other duty by State Street or affiliates thereof.

In connection with a Loan to any SSB Borrower pursuant hereto, the Fund shall furnish, and State Street shall cause the applicable SSB Borrower to furnish, to State Street for delivery to the other, upon request (i) the most recent available audited statement of its financial condition, and (ii) the most recent publicly available unaudited statement of its financial condition, if more recent than the audited statement. As long as any Loan to an SSB Borrower is outstanding under this Agreement, the Fund shall, and State Street shall cause the SSB Borrower to, in either case, upon request, also promptly deliver to the other (via State Street) all such recent audited or unaudited financial information that is subsequently available, and any other financial information or statements that the other may reasonably request.

In the event any such Loan is effected by State Street to SSB Borrower, State Street hereby covenants and agrees for the benefit of the Fund that it has adopted and implemented procedural safeguards to help ensure that all actions taken by State Street as agent on behalf of the Fund in respect of a Loan transaction pursuant hereto will be effected (i) at “arms length” terms, including prices, and (ii) by individuals other than individuals who are acting on behalf of SSB Borrower in its principal capacity as Borrower in the Loan transaction.

State Street shall not be responsible for any statements, representations, warranties or covenants made by any Borrower in connection with any Loan or for any Borrower’s performance of or failure to perform the terms of any Loan under the applicable Securities Loan Agreement or any related agreement, including the failure to make any required payments, except as otherwise expressly provided herein.

5.	Securities Loan Agreements.

Each Fund authorizes State Street to enter into one or more Securities Loan Agreements with such Borrowers as may be selected by State Street. Each Securities Loan Agreement shall have such terms and conditions as State Street may negotiate with the Borrower. Certain terms of individual Loans, including rebate fees to be paid to the Borrower for the use of cash Collateral, shall be negotiated at the time a Loan is made. Attached hereto as Exhibit B is/are the form(s) of Securities Loan Agreement(s) for use with respect to each Borrower. State Street agrees that is will not make changes to such forms that would have a material and adverse effect to its clients other than changes that it is required to make by law or regulatory bodies and in such event State Street will notify the Funds of such changes. The Funds may elect to terminate any Borrower (including State Street or State Street Affiliates) applicable to it from the schedule of Borrowers if they oppose a proposed material and adverse change or amendment.

6.	Loans of Available Securities.

State Street shall be responsible for determining whether any Loans shall be made and for negotiating and establishing the terms of each such loan. State Street shall have the authority to terminate any Loan in its discretion, at any time and without prior notice to the Fund. In the event of a default by a Borrower on any Loan (within the meaning of the applicable Securities Lending Agreement) State Street shall be fully protected in acting in any manner it deems reasonable and appropriate. Upon notice to State Street, the Fund has the right to direct State Street to (i) to refrain from further lending a particular Available Security, (ii) to refrain from further making Loans to a particular Borrower and (iii) initiate action to terminate any Loan made under this Agreement.

Each Fund acknowledges that State Street administers securities lending programs for other clients of State Street. State Street will allocate securities lending opportunities among its clients, using reasonable and equitable methods established by State Street from time to time. State Street does not represent or warrant that any amount or percentage of the Fund’s Available Securities will in fact be loaned to Borrowers. Each Fund agrees that it shall have no claim against State Street and State Street shall have no liability arising from, based on, or relating to, loans made for other clients, or loan opportunities refused hereunder, whether or not State Street has made fewer or more loans for any other client, and whether or not any loan for another client, or the opportunity refused, could have resulted in loans made under this Agreement, provided that State Street acts in accordance with this paragraph..

Each Fund also acknowledges that, under the applicable Securities Loan Agreements, the Borrowers will not be required to return Loaned Securities immediately upon receipt of notice from State Street terminating the applicable Loan, but instead will be required to return such Loaned Securities within such period of time following such notice as is specified in the applicable Securities Loan Agreement and in no event later than the end of the customary settlement period for such Loaned Securities. Upon receiving a notice from the Fund or the Investment Manager that Available Securities which have been loaned to a Borrower should no longer be considered Available Securities (whether because of the sale of such securities or otherwise), State Street shall use its reasonable efforts to notify promptly thereafter the Borrower which has borrowed such securities that the Loan of such Available Securities is terminated and that such Available Securities are to be returned within the time specified by the applicable Securities Loan Agreement and in no event later than the end of the customary settlement period for such Available Securities. Upon receiving notice from the Fund that a Borrower should be deleted from the schedule of Borrowers (as described in Section 4 above) which is applicable to it, State Street shall use reasonable efforts to notify promptly thereafter such Borrower that the Loan(s) to such Borrower is terminated and that the Loaned Securities are to be returned within the time specified by the applicable Securities Loan Agreement and in no event later than the end of the customary settlement period for such Loaned Securities.

All transfer taxes and necessary costs with respect to the transfer of Loaned Securities by the Fund to the Borrower and the Borrower to the Fund upon the termination of the Loan shall be paid by the Borrower in accordance with the applicable Securities Loan Agreement.

7.	Distributions on and Voting Rights with Respect to Loaned Securities.

Except as provided in the next sentence, all substitute interest, dividends, and other distributions paid with respect to Loaned Securities shall be credited to the Fund’s account on the date such amounts are delivered by the Borrower to State Street. Any non-cash distribution on Loaned Securities which is in the nature of a stock split or a stock dividend shall be added to the applicable Loan (and shall be considered to constitute Loaned Securities) as of the date such non-cash distribution is received by the Borrower; provided that the Fund or Investment Manager may, by giving State Street ten (10) business days’ notice prior to the date of such non-cash distribution, direct State Street to request that the Borrower deliver such non-cash distribution to State Street, pursuant to the applicable Securities Loan Agreement, in which case State Street shall credit such non-cash distribution to the Fund’s account on the date it is delivered to State Street. In the event a Fund wishes to vote a proxy or participate in a corporate action-related event and notifies State Street of such intent in accordance with State Street timelines as communicated to the Client from time to time, and directs State Street to initiate action to terminate a Loan pursuant to Section 6 of this Agreement, such that the Loaned Security must be returned prior to the applicable deadline in the Securities Loan Agreement, State Street will use reasonable efforts to re-allocate the Loan (in an effort to obtain the Replacement Securities from another client participating in State Street’s securities lending program) prior to recalling such Loan, but shall be without liability to the Fund or the relevant Company in the event it is not able to re-allocate such Loan or in the event such Securities are not returned from the Borrower in time for the relevant vote or corporate action deadline.

If State Street receives notification from ADP, or other service used by State Street, of a record date of an issuer and State Street determines that the Companies (in the aggregate) own more than a pre-determined percentage of the outstanding shares of such issuer (such percentage to be provided to State Street in writing and signed by an Authorized Representative of the Companies), State Street will automatically initiate an action to terminate a Securities Loan Agreement pursuant to this Section 6, resulting in such Loaned Security being returned prior to the applicable deadline in the Securities Loan Agreement in order that each applicable Fund holds such shares as of the record date. State Street will use reasonable efforts to re-allocate the Loan (by obtaining the Replacement Securities from another client participating in State Street’s securities lending program) prior to recalling such Loan, but shall be without liability to the Fund or the relevant Company in the event it is not able to re-allocate such Loan or procure the return of such Securities from the Borrower prior to record date.. In addition, no additional Loans will be executed with respect to such Loaned Security, including such security if it is an Available Security, until the record date of such security has passed.

Each Fund acknowledges that it will not be entitled to participate in any dividend reinvestment program or to vote with respect to Available Securities that are on loan on the applicable record date for such Available Securities.

Each Fund also acknowledges that any payments of distributions from Borrower to the Fund are in substitution for the interest or dividend accrued or paid in respect of Loaned Securities and that the tax and accounting treatment of such payment may differ from the tax and accounting treatment of such interest or dividend.

If an installment, call or rights issue becomes payable on or in respect of any Loaned Securities, State Street shall use all reasonable endeavors to ensure that any timely instructions from the Fund or its Investment Manager are complied with, but State Street shall not be required to make any payment unless the Fund has first provided State Street with funds to make such payment.

Each Fund acknowledges and agrees that, with respect to a dividend paid during the Loan term by a company that is a resident of France, the Fund will not be entitled to receive, either from the French company or the Borrower, any additional dividends (sometimes referred to as “complementary coupons”) declared and payable by such company that are equivalent to a refund of any prepayment of French tax (“equalization tax” or “precompte”) or an additional tax credit adjustment (such as “credit d’impot etranger”).

Each Fund further acknowledges and agrees that the Fund will be required to accept cash in lieu of fractional shares in all instances in which an issuer does not issue fractional shares.

8.	Collateral.

(a) Receipt of Collateral. Each Fund hereby authorizes State Street (or a third party bank as described in Section 2 above) to receive and to hold, on the Fund’s behalf, Collateral from Borrowers to secure the obligations of Borrowers with respect to any Loan of Available Securities made on behalf of the Fund pursuant to the Securities Loan Agreements. Subject to Section 9 below and subject to where a third party custodian is appointed as contemplated in Section 2 above, State Street shall hold Collateral in accordance with the terms of the Master Custodian Contract between the parties hereto dated January 18, 2006 as may be amended from time to time. All investments of cash Collateral shall be for the account and at the risk of the Fund. Concurrently with or prior to the delivery of the Loaned Securities to the Borrower under any Loan, State Street shall receive from the Borrower Collateral in any of the forms listed on Schedule C. Said Schedule may be amended from time to time by State Street and the Fund.

State Street may, subject to Schedule C, accept substitutions of Collateral in accordance with the applicable Securities Loan Agreement and shall credit all such substitutions to the Fund’s account.

(b) Marking to Market. The initial Collateral received shall have (depending on the nature of the Loaned Securities and the Collateral received) a value of 102% or 105% of the Market Value of the Loaned Securities, or such other value, but not less than 102% of the Market Value of the Loaned Securities, as may be applicable in the jurisdiction in which such Loaned Securities are customarily traded.

Pursuant to the terms of the applicable Securities Loan Agreement, State Street shall, in accordance with State Street’s reasonable and customary practices, mark Loaned Securities and Collateral to their Market Value each business day based upon the Market Value of the Collateral and the Loaned Securities at the close of business employing the most recently available pricing information and receive and deliver Collateral in order to maintain the value of the Collateral at no less than one hundred percent (100%) of the Market Value of the Loaned Securities.

(c) Return of Collateral. The Collateral shall be returned to Borrower at the termination of the Loan upon the return of the Loaned Securities by Borrower to State Street in accordance with the applicable Securities Loan Agreement.

(d) Limitations. State Street shall invest cash Collateral in accordance with any directions, including any limitations established by the Funds and set forth on Schedule A. State Street does not assume any market or investment risk of loss with respect to the investment of cash Collateral. If the value of the cash Collateral so invested is insufficient to return any and all other amounts due to such Borrower pursuant to the Securities Loan Agreement, the Fund shall be responsible for such shortfall as set forth in Section 9.

9.	Investment of Cash Collateral and Compensation.

To the extent that a Loan is secured by cash Collateral, such cash Collateral, including money received with respect to the investment of the same, or upon the maturity, sale, or liquidation of any such investments, shall be invested by State Street, subject to the directions referred to above, if any, in short-term instruments, short term investment funds maintained by State Street, money market mutual funds and such other investments as State Street may from time to time select, including without limitation, investments in obligations or other securities of State Street or of any State Street Affiliate and investments in any short-term investment fund, mutual fund, securities lending trust or other collective investment fund with respect to which State Street and/or State Street Affiliates provide investment management or advisory, trust, custody, transfer agency, shareholder servicing and/or other services for which they are compensated. State Street does not assume any market or investment risk of loss associated with any investment or change of investment in any such investments, including any cash collateral investment vehicle designated on Schedule A.

Each Fund acknowledges that interests in such mutual funds, securities lending trusts and other collective investment funds, to which State Street and/or one or more of the State Street Affiliates provide services are not guaranteed or insured by State Street or any of the State Street Affiliates or by the Federal Deposit Insurance Corporation or any government agency. Each Fund hereby authorizes State Street to purchase or sell investments of cash Collateral to or from other accounts held by State Street or State Street Affiliates.

The net income generated by any investment made pursuant to the first paragraph of this Section 9 shall be allocated among the Borrower, State Street, and the Fund, as follows: (a) a portion of such income shall be paid to the Borrower in accordance with the Securities Loan Agreement negotiated between the Borrower and State Street; (b) the balance, if any, shall be split between State Street, as compensation for its services in connection with this securities lending program, and the Fund and such income shall be credited to the Fund’s account, in accordance with the fee split set forth on Schedule A.

In the event the net income generated by any investment made pursuant to the first paragraph of this Section 9 does not equal or exceed the amount due the Borrower (the rebate fee for the use of cash Collateral) in accordance with the Securities Loan Agreement between such

Borrower and State Street, State Street and the Fund shall, in accordance with the fee split set forth on Schedule A, share the amount equal to the difference between the net income generated and the amounts to be paid to the Borrower pursuant to such Securities Loan Agreement. The Fund shall be solely responsible for any and all other amounts due to such Borrower pursuant to the Securities Loan Agreement and State Street may debit the Fund’s account accordingly. In the event debits to the Fund’s account produce a deficit therein, State Street shall sell or otherwise liquidate investments made with cash Collateral and credit the net proceeds of such sale or liquidation to satisfy the deficit. In the event the foregoing does not eliminate the deficit, State Street shall have the right to charge the deficiency to any other account or accounts maintained by the Fund with State Street.

To the extent that a Loan is secured by non-cash Collateral, the Borrower shall be required to pay a loan premium, the amount of which shall be negotiated by State Street. Such loan premium shall be allocated between State Street and the Fund as follows: (a) a portion of such loan premium shall be paid to State Street as compensation for its services in connection with this securities lending program, in accordance with Schedule A hereto; and (b) the remainder of such loan premium shall be credited to the Fund’s account.

Each Fund hereby agrees that it shall reimburse State Street for any and all funds advanced by State Street on behalf of the Fund as a consequence of the Fund’s obligations hereunder, including the Fund’s obligation to return cash Collateral to the Borrower and to pay any fees due the Borrower, all as provided in Section 8 hereof or this Section 9.

10.	Fee Disclosure.

The fees associated with the investment of cash Collateral in funds maintained or advised by State Street are disclosed in Section 3 of Schedule A hereto. Said fees may be changed from time to time by State Street upon written notice to the Funds. An annual report with respect to such funds is available to the Funds, at no expense, upon request.

11.	Recordkeeping and Reports.

State Street will establish and maintain such records as are reasonably necessary to account for Loans that are made and the income derived therefrom. State Street’s records shall be presumed to reflect accurately any instructions, directions or other communications, regardless of how communicated, sent or delivered, from any Authorized Representative. On a monthly basis, State Street will provide the Funds a statement describing the Loans made, and the income derived from the Loans, during the period covered by such statement. Each party to this Agreement shall comply with the reasonable requests of the other for information necessary to the requester’s performance of its duties in connection with this securities lending program.

Each Fund hereby agrees to participate in the Performance Explorer service offered by State Street through Data Explorers Limited and each Fund further agrees that as a condition for its participation in the Performance Explorer service, State Street is authorized by the Fund to provide to Data Explorers information relating to the Fund’s Loaned Securities on an anonymous basis for aggregation into the Data Explorers database, provided that the identity of the Fund as owner of the Loaned Securities is in no way identifiable and provided further that Data Explorers Limited has agreed to treat any such information provided to it confidentially and to use such information solely for the purposes of providing the service.

12.	Standard of Care and Indemnification.

(a) State Street shall use reasonable care in the performance of its duties hereunder consistent with that exercised by banks generally in the performance of duties arising from acting as agent for clients in securities lending transactions (as appropriate). State Street shall not be liable with respect to any losses incurred by any Fund under any term or provision hereof, except to the extent that such losses result from the negligence, bad faith or willful misconduct of State Street in the performance of its duties under this Agreement. (‘‘Disabling Conduct”), provided however, that State Street shall not be liable for any breach to the extent such breach is caused by any Fund’s breach of this Agreement, including any representation, warranty or undertaking provided by the Funds to State Street or State Street’s reliance on any documents provided by the Funds, under any Securities Loan Agreement.

(b) Each Fund shall indemnify State Street and hold State Street harmless from any loss or liability (including without limitation, the reasonable fees and disbursements of counsel) incurred by State Street in rendering services hereunder or in connection with any breach of the terms of this Agreement by such Fund, except such loss or liability from the Disabling Conduct of State Street with such exceptions as noted in subsection (a) above. State Street may charge any amounts to which it is entitled hereunder against each Fund’s account.

(c) Notwithstanding any express provision to the contrary herein, State Street shall not be liable for any indirect, consequential, incidental, special or exemplary damages, even if such party has been apprised of the likelihood of such damages occurring.. Each Fund shall not be liable to State Street for any indirect, consequential, incidental, special or exemplary damages, even if the relevant Fund has been apprised of the likelihood of such damages occurring.

(d)         Each Fund acknowledges that in the event that its participation in securities lending generates income for the Fund, State Street may be required to withhold tax or may claim such tax from the Fund as is appropriate in accordance with applicable law.

(e)         State Street, in determining the Market Value of Securities, including without limitation, Collateral, may rely upon any recognized pricing service and shall not be liable for any errors made by such service.

13.	Representations and Warranties.

Each party hereto represents and warrants that (a) it has and will have the legal right, power and authority to execute and deliver this Agreement, to enter into the transactions contemplated hereby, and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery, and performance; (c) this Agreement constitutes a legal, valid, and binding obligation enforceable against it; and (d) the execution, delivery, and performance by it of this Agreement will at all times comply with all applicable laws and regulations.

Each Fund represents and warrants that (a) it has made its own determination as to the tax and accounting treatment of any dividends, remuneration or other funds received hereunder; and (b) it is the legal and beneficial owner of (or exercises complete investment discretion over) all Available Securities free and clear of all liens, claims, security interests and encumbrances and no such security has been sold, and that it is entitled to receive all distributions made by the issuer with respect to Loaned Securities; and (c) the financial statements delivered to State Street pursuant to Section 4 fairly present its financial condition and there has been no material adverse change in its financial condition or the financial condition of any parent company since the date of the balance sheet included within such financial statements. Each Loan shall constitute a present representation by the Fund that there has been no material adverse change in its financial condition or the financial condition of any parent company that has not been disclosed in writing to State Street since the date of the most recent financial statements furnished to State Street pursuant to Section 4.

Each Fund further represents and warrants that it will immediately notify State Street orally and by written notice, of the relevant details of any corporate actions, private consent offers/agreements and/or any other off-market arrangements that may require the recall and/or restriction of an Available Security or Loaned Security from lending activity. Such written notice shall be delivered sufficiently in advance so as to: (a) provide State Street with reasonable time to notify Borrowers of any instructions necessary to comply with the terms of the corporate actions, private consent offers/agreements and/or other off-market arrangements, and (b) provide such Borrowers with reasonable time to comply with such instructions.

The person executing this Agreement on behalf of the each party represents that he or she has the authority to execute this Agreement on behalf of the Funds or State Street, as applicable.

In the event that the Funds direct State Street to invest cash Collateral in one or more of the following cash Collateral investment vehicles: the (i) Securities Lending Quality Trust, (ii) State Street Global Securities Lending Trust or (iii) State Street Global Securities Lending Euro Trust (each a “Trust”, collectively, the “Trusts”), each Fund also represents and warrants to, and agrees and covenants with the Trustee of the relevant Trust, as of the date hereof and as of the date or dates on which any units (“Units”) of the Trust are purchased (collectively, the “Date of Purchase”) that:

(a)

The Units will be purchased for the account of the Fund for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein. Each Fund is aware of the risks associated with an investment in the relevant Trust and has not received any form of general solicitation or advertising in connection with its decision to purchase Units.

(b)

Each Fund understands that the none of the Trusts will be registered under the Investment Company Act of 1940 (the “1940 Act”) because each Trust will be qualified as an excepted entity under Section 3(c)(7) of the 1940 Act. Pursuant to such exception, each Trust will be beneficially owned only by “qualified purchasers” as defined in the 1940 Act and the rules and regulations promulgated thereunder and by such other persons as are otherwise entitled to participate in an entity qualified under Section 3(c)(7) of the 1940 Act. Accordingly, each Fund hereby represents that as of the date hereof and as of the Date of Purchase of the Units, the Fund is either:

[Please check and initial the appropriate box or boxes]

Initial of Authorized Signer	☒

a qualified institutional buyer as defined in paragraph (a) of Rule 144A (the “Rule”) of the Securities Act 1933, acting for its own account, the account of another qualified institutional buyer, or the account of a qualified purchaser, and is not: (i) a dealer described in paragraph (a)(l)(ii) of the Rule that owns and invests on a discretionary basis less than $25 million in securities of issuers that are not affiliated persons of the dealer; or (ii) a plan referred to in paragraph (a)(l)(D) or (a)(l)(E) of the Rule, or a trust fund referred to in paragraph (a)(l)(F) of the Rule that holds the assets of such a plan, if investment decisions with respect to the plan are made by the beneficiaries of the plan; or

Initial of Authorized Signer	☐

an entity that in the aggregate owns and invests on a discretionary basis $25 million or more in Qualified Purchaser Investments (as defined in Exhibit A). In making this determination, the amount of any outstanding indebtedness incurred to make the Qualified Purchaser Investments held by the Fund shall be subtracted from the Qualified Purchaser Investments.

(c)       No beneficiary or investor of the Fund has any right to consult with regard to, advise or direct the investments made by or on behalf of the Fund and the Fund has not been organized for the purpose of purchasing Units.

(d)       If the Fund: is (A) classified as a partnership for federal income tax purposes, (B) a “grantor trust,” any portion of which is treated as owned by the grantor(s) or other person(s) under sections 671-679 of the Code, or (C) an “S corporation” within the meaning of section 1361(a) of the Code (any of (A), (B), or (C), a “Flow-Through Entity”), the beneficial owners of the Fund which is a Flow-Through Entity are not investing in the relevant Trust through the Fund for the principal purpose of avoiding the 100-partner limitation in Treasury Regulations §1.7704-1(h)(i)(ii).

(e)       The execution and delivery of this Agreement by the Fund does not require any approval, authorization, license, or filing from or with any foreign, federal, state or municipal board or agency on the part of the Fund or in connection with the offer and sale of the Units on the part of the relevant Trust or Trustee or any of its affiliates.

(f)       No provision of any applicable law, regulation or document by which the Fund is bound prohibits the purchase of Units in the relevant Trust by the Fund.

(g)       Simultaneously herewith the Fund has completed, executed and delivered to the Trust a Form W-9 setting forth certain taxpayer identification information required by the relevant Trust.

Each Fund hereby represents to State Street that: (i) its policies and objectives generally permit it to engage in securities lending transactions; (ii) its policies permit it to purchase shares of the State Street Navigator Securities Lending Trust with cash Collateral; (iii) its participation in State Street’s securities lending program, including the investment of cash Collateral in the State Street Navigator Securities Lending Trust, and the existing series thereof has been approved by a majority of the directors or trustees which directors and trustees are not “interested persons” within the meaning of section 2(a)(19) of the 1940 Act, and such directors or trustees will evaluate the securities lending program no less frequently than annually to determine that the investment of cash Collateral in the State Street Navigator Securities Lending Trust, including any series thereof, is in the Fund’s best interest; and (iv) its prospectus provides appropriate disclosure concerning its securities lending activity.

Each Fund hereby further represents that it is not subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) with respect to this Agreement and the Available Securities; that it qualifies as an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended; and that the taxpayer identification number(s) and corresponding tax year-end are as set forth on Schedule B.

With respect to any Fund (i.e., any series of any Company) for which (i) State Street or (ii) any State Street Affiliate serves as a subadviser (for all or any portion thereof), State Street and the Company shall ensure that such Fund does not participate in this securities lending program. The relevant Fund shall notify State Street of such restriction and Schedule D shall be amended accordingly.

14.	Borrower Default Indemnification.

(a)     If at the time of a default by a Borrower with respect to a Loan (within the meaning of the applicable Securities Loan Agreement), some or all of the Loaned Securities under such Loan have not been returned by the Borrower, and subject to the terms of this Agreement, State Street shall indemnify the Fund against the failure of the Borrower as follows. State Street shall purchase a number of Replacement Securities equal to the number of such unreturned Loaned Securities, to the extent that such Replacement Securities are available on the open market. Such Replacement Securities shall be purchased by applying the proceeds of the Collateral with respect to such Loan to the purchase of such Replacement Securities. If and to the extent that such proceeds are insufficient or the Collateral is unavailable, the purchase of such Replacement Securities shall be made at State Street’s expense, except to the extent any such insufficiency is the result of losses on the investment of cash Collateral in accordance herewith, which, as agreed in Section 8(d) and Section 9, shall be for the account of the Fund.

(b)     If State Street is unable to purchase Replacement Securities pursuant to Paragraph 14(a) hereof, State Street shall credit to the Fund’s account an amount equal to the Market Value of the unreturned Loaned Securities for which Replacement Securities are not so purchased, determined as of (i) the last day the Collateral continues to be successfully marked to market by the Borrower against the unreturned Loaned Securities; or (ii) the next business day following the day referred to in (i) above, if higher.

(c)     In addition to making the purchases or credits required by Paragraphs (a) and (b) hereof, State Street shall credit to the Fund’s account the value of all distributions on the Loaned Securities (not otherwise credited to the Fund’s accounts with State Street), for record dates which occur before the date that State Street purchases Replacement Securities pursuant to Paragraph (a) or credits the Fund’s account pursuant to Paragraph (b).

(d)     Any credits required under Paragraphs (b) and (c) hereof shall be made by application of the proceeds of the Collateral, if any, that remains after the purchase of Replacement Securities pursuant to Paragraph (a). If and to the extent that the Collateral is unavailable or the value of the proceeds of the remaining Collateral is less than the value of the sum of the credits required to be made under Paragraphs (b) and (c), such credits shall be made in cash at State Street’s expense.

(e)     If after application of Paragraphs (a) through (d) hereof, additional Collateral remains or any previously unavailable Collateral becomes available or any additional amounts owed by the Borrower with respect to such Loan are received from the Borrower, State Street shall apply the proceeds of such Collateral or such additional amounts first to reimburse itself for any amounts expended by State Street pursuant to Paragraphs (a) through (d) above, and then to credit to the Fund’s account all other amounts owed by the Borrower to the Fund with respect to such Loan under the applicable Securities Loan Agreement.

(f)     In the event that State Street is required to make any payment and/or incur any loss or expense under this Section, State Street shall, to the extent of such payment, loss, or expense, be subrogated to, and succeed to, all of the rights of the Fund against the Borrower under the applicable Securities Loan Agreement.

15.	Continuing Agreement and Termination.

It is the intention of the parties hereto that this Agreement shall constitute a continuing agreement in every respect and shall apply to each and every Loan, whether now existing or hereafter made. The Funds and State Street may each at any time terminate this Agreement upon five (5) business days’ written notice to the other to that effect. The only effects of any such termination of this Agreement will be that (a) following such termination, no further Loans shall be made hereunder by State Street on behalf of the Funds, and (b) State Street shall, within a reasonable time after termination of this Agreement, terminate any and all outstanding Loans. The provisions hereof (including but not limited to indemnification obligations) shall continue in full force and effect in all other respects until all Loans have been terminated and all obligations satisfied as herein provided. State Street does not assume any market or investment risk of loss associated with the Fund’s change in cash Collateral investment vehicles or termination of, or change in, its participation in this securities lending program and the corresponding liquidation of cash Collateral investments.

16.	Notices.

Except as otherwise specifically provided herein, notices under this Agreement may be made orally, in writing, or by any other means mutually acceptable to the parties. If in writing, a notice shall be sufficient if delivered to the party entitled to receive such notices at the following addresses:

If to the Companies:

AIG SunAmerica Asset Management Corp.

2929 Allen Parkway, AT28-40

Houston, Texas 77019

Attention:   Nori L. Gabert, Vice President and Deputy General Counsel

If to State Street:

State Street Bank and Trust Company

Securities Finance

State Street Financial Center

One Lincoln Street

Boston, MA 0211-2900

or to such other addresses as either party may furnish the other party by written notice under this section.

Whenever this Agreement permits or requires the Funds to give notice to, direct, provide information to State Street, such notice, direction, or information shall be provided to State Street on the Funds’ behalf by any individual designated for such purpose by the Funds in a written notice to State Street. This Agreement shall be considered such a designation of the person executing the Agreement on the Funds’ behalf. After State Street’s receipt of such a notice of designation and until its receipt of a notice revoking such designation, State Street shall be fully protected in relying upon the notices, directions, and information given by such designee.

17.	Securities Investors Protection Act of 1970 Notice.

EACH FUND IS HEREBY ADVISED AND ACKNOWLEDGES THAT THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT THE FUND WITH RESPECT TO THE LOAN OF SECURITIES HEREUNDER AND THAT, THEREFORE, THE COLLATERAL DELIVERED TO STATE STREET AS AGENT FOR THE FUND MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF THE BORROWER’S OBLIGATION IN THE EVENT THE BORROWER OR THE BORROWER’S AGENT FAILS TO RETURN THE LOANED SECURITIES.

18.	Authorized Representatives.

Each Fund authorizes State Street to accept and to act on any instructions or other communications, regardless of how sent or delivered, from any Authorized Representative. Each Fund shall be fully responsible for all acts of any Authorized Representative, even if that person exceeds his or her authority, and in no event shall State Street be liable to a Fund or any other third party for any losses or damages arising out of or relating to any act State Street takes or fails to take in connection with any such instructions or other communications in accordance with the standard of care set out in this Agreement..

19.	Agents.

State Street may use such agents, including but not limited to, such regulated clearing agents, securities depositaries, nominees, sub-custodians, third party custodians and State Street Affiliates, as State Street deems appropriate to carry out its duties under this Agreement. To the extent the State Street Affiliates act as State Street’s agent hereunder, State Street agrees to be responsible for the acts and omissions of such the State Street Affiliates as though performed by State Street directly. Each Fund agrees that State Street’s sole liability for the acts or omissions of any other agent shall be limited to liability arising from State Street’s failure to use reasonable care in the selection of such agent.

20.	Force Majeure.

State Street shall not be responsible for any losses, costs or damages suffered by a Fund resulting directly or indirectly from war, riot, revolution, terrorism, acts of government or other causes beyond the reasonable control or apprehension of State Street, provided that State Street maintains commercially reasonable business resumption procedures, systems and facilities in accordance with the standard of care set forth in Section 12(a) above.

21.	Non-US Borrowers.

In the event a Fund approves lending to Borrowers resident in the United Kingdom (“UK”), the Fund shall provide sufficient documentation, in the form and manner required by the UK Inland Revenue, to establish that the Fund is (1) the beneficial owner of any manufactured dividends received and (2) not a UK recipient for purposes of UK manufactured overseas dividend rules

22.	Miscellaneous.

This Agreement supersedes any other agreement between the parties or any representations made by one party to the other, whether oral or in writing, concerning Loans of Available Securities by State Street on behalf of the Funds. This Agreement shall not be assigned by either State Street or the Fund without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors, and assigns. This Agreement shall be governed and construed in accordance with the laws of The Commonwealth of Massachusetts. Each party hereby irrevocably submits to the jurisdiction of any Massachusetts state or Federal court sitting in The Commonwealth of Massachusetts in any action or proceeding arising out of or related to this Agreement and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Massachusetts state or Federal court except that this provision shall not preclude any party from removing any action to Federal court. Each Fund hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each Fund hereby irrevocably appoints Nori L. Gabert, as the Deputy General Counsel of AIG SunAmerica Asset Management Corp., as its agent to receive on its behalf service of copies of the summons and complaint and any other process which may be served in any such action or proceeding (the “Process Agent”). Such service may be made by mailing or delivering a copy of such process, in care of the Process Agent at the above address. Each Fund hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, each Fund also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Funds at their address specified in Section 16 hereof. Each Fund agrees that a final judgment in any such action or proceeding, all appeals having been taken or the time period for such appeals having expired, shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The provisions of this Agreement are severable and the invalidity or unenforceability of any provision hereof shall not affect any other provision of this Agreement. If in the construction of this Agreement any court should deem any provision to be invalid because of scope or duration, then such court shall forthwith reduce such scope or duration to that which is appropriate and enforce this Agreement in its modified scope or duration.

23.	Counterparts.

The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one (1) instrument.

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24.	Modification.

This Agreement shall not be modified or amended in any manner except by an instrument in writing signed by the parties hereto.

EACH REGISTERED INVESTMENT COMPANY, listed on Schedule B on behalf of its respective series as listed on Schedule B, severally and not jointly

Name:	/s/ Nori L. Gabert

By:	Nori L. Gabert

Its:	Vice President and Secretary

STATE STREET BANK AND TRUST COMPANY

Name:	/s/ Suzanne N. Lee

By:	Suzanne N. Lee

Its:	Sr. Managing Director

Schedule A

This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the 1st day of December 2008 between THOSE REGISTERED INVESTMENT COMPANIES listed on SCHEDULE B, on behalf of each Series of such registered investment companies listed on SCHEDULE B, severally and not jointly (the “Funds”) and STATE STREET BANK AND TRUST COMPANY (“State Street”).

Schedule of Fees

1.         Subject to Paragraph 2 below, all proceeds collected by State Street on investment of cash Collateral or any fee income or loan premium shall be allocated as follows

-  Eighty percent (80%) payable to the Fund, and

-  Twenty percent (20%) payable to State Street.

2.         All payments to be allocated under Paragraph 1 above shall be made after deduction of such other amounts payable to State Street or to the Borrower under the terms of this Securities Lending Authorization Agreement.

3.         The Client instructs State Street to invest cash Collateral in the State Street Navigator Securities Lending Prime Portfolio. The management fees for investing in the State Street Navigator Lending Prime Portfolio are as follows:

On an annualized basis, the management/trustee/custody/fund administration/transfer agent fee for investing cash Collateral in the State Street Navigator Securities Lending Prime Portfolio is not more than 5.00 basis points netted out of yield. The trustee may pay out of the assets of the Portfolio all reasonable expenses and fees of the Portfolio, including professional fees or disbursements incurred in connection with the operation of the Portfolio.

Schedule B

This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the 1st day of December 2008 between THOSE REGISTERED INVESTMENT COMPANIES listed on SCHEDULE B, on behalf of each Series of such registered investment companies listed on SCHEDULE B, severally and not jointly (the “Funds”) and STATE STREET BANK AND TRUST COMPANY (“State Street”).

FUND NAME	TAXPAYER ID NUMBER	TAX YEAR-END

AIG RETIREMENT COMPANY I
Asset Allocation Fund		May 31
Blue Chip Growth Fund		May 31
Broad Cap Value Income Fund		May 31
Capital Conservation Fund		May 31
Core Equity Fund		May 31
Core Value Fund		May 31
Foreign Value Fund		May 31
Global Equity Fund		May 31
Global Real Estate Fund		May 31
Global Social Awareness Fund		May 31
Global Strategy Fund		May 31
Government Securities Fund		May 31
Growth & Income Fund		May 31
Growth Fund		May 31
Health Sciences Fund		May 31
Inflation Protected Fund		May 31
International Equities Fund		May 31
International Government Bond Fund		May 31
International Growth I Fund		May 31
Large Cap Core Fund		May 31
Large Capital Growth Fund		May 31
Mid Cap Index Fund		May 31
Mid Cap Strategic Growth Fund		May 31
Nasdaq-100® Index Fund		May 31
Science & Technology Fund		May 31
Small Cap Aggressive Growth Fund		May 31
Small Cap Fund		May 31
Small Cap Index Fund		May 31
Small Cap Special Values Fund		May 31
Small-Mid Growth Fund		May 31
Stock Index Fund		May 31
Value Fund		May 31

FUND NAME	TAXPAYER ID NUMBER	TAX YEAR-END
AIG RETIREMENT COMPANY II
Capital Appreciation Fund		August 31
Core Bond Fund		August 3 l
High Yield Bond Fund		August 3 l
International Small Cap Equity Fund		August 31
Mid Cap Growth Fund		August 3 l
Mid Cap Value Fund		August 3 l
Small Cap Growth Fund		August 3 l
Small Cap Value Fund		August 31
Socially Responsible Fund		August 31
Strategic Bond Fund		August 3 l

Schedule C

This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the 1st day of December 2008 between THOSE REGISTERED INVESTMENT COMPANIES listed on SCHEDULE B, on behalf of each Series of such registered investment companies listed on SCHEDULE B, severally and not jointly (the “Funds”) and STATE STREET BANK AND TRUST COMPANY (“State Street”).

To the extent permitted by each Fund’s prospectus and statement of additional information, State Street may receive on behalf of a Fund, the following acceptable forms of Collateral:

Acceptable Forms of Collateral

-	Cash (U.S. and foreign currency);

-	Securities issued or guaranteed by the United States government or its agencies or instrumentalities; and

-	Such other Collateral as the parties may agree to in writing from time to time.

Schedule D

This Schedule is attached to and made st part of the Securities Lending Authorization Agreement, dated the 1st day of December 2008 between THOSE REGISTERED INVESTMENT COMPANIES listed on SCHEDULE B, on behalf of each Series of such registered investment companies listed on Schedule B, severally and not jointly (the “Funds”) and STATE STREET BANK AND TRUST COMPANY (“State Street”).

Each Fund listed on Schedule B may make Loans of its portfolio securities amounting to no more than 30% of the Market Value of its total assets,

Exhibit A

QUALIFIED PURCHASER INVESTMENTS

This Exhibit is designed to assist the Fund in determining which of its assets are Qualified Purchaser Investments and the appropriate method of valuing those assets. Although the definition of Qualified Purchaser Investments includes most of what are ordinarily considered “investments” or “securities” (but excludes assets such as jewelry, artwork, antiques and other similar collectibles), issues may arise as to whether a particular holding falls within the definition. The Fund is encouraged to consult its legal and/or investment advisors for guidance on these issues.

Types of Investments. The term “Qualified Purchaser Investment” includes the investments described below.

(a)

Cash and cash equivalents (including foreign currency) held for investment purposes, including bank deposits, certificates of deposit, bankers acceptances, and the net cash surrender value of an insurance policy.

(b)	Securities such as

(i)	shares of (and other interests in) mutual funds, closed-end funds, hedge funds, and commodity pools;

(ii)

securities, including common stock, preferred stock and other equity instruments as well as bonds, notes, debentures and other debt obligations, of public companies (including companies listed on certain foreign exchanges);

(iii)

securities, including common stock, preferred stock and other equity instruments as well as bonds, notes, debentures and other debt obligations, of private companies with at least $50 million in shareholders’ equity;

(iv)	interests in family-owned or closely-held businesses controlled by the Fund if they fall in one of categories (i)-(iii) above; and

(v)	bonds, notes and similar debt obligations issued by federal, state and local governments and agencies.

(c)

Real estate held for investment purposes (which does not include a place of business used by the Fund or the Subscriber’s family, or a personal residence used by the Fund or the Subscriber’s family unless the residence is treated as an investment for tax purposes).

(d)	Commodity futures contracts, options on commodity futures contracts, and options on physical commodities traded on or subject to the rules of a major commodities exchange held for investment purposes.

(e)	Physical commodities such as gold or silver with respect to which a commodity interest is traded on or subject to the rules of a major commodities exchange held for investment purposes.

(f)	Financial contracts entered into for investment purposes including swaps and similar contracts.

Valuation. A Qualified Purchaser Investment should be valued at its fair market value as of the most recent practicable date or its cost, provided that commodity interests should be valued at the initial margin or option premium deposited in connection with such interests.

Investments by Subsidiaries. The amount of Qualified Purchaser Investments owned by an Entity other than a so-called “Family Company” may include investments owned by majority-owned subsidiaries of the Entity and investments owned by an Entity (“Parent Entity”) of which the Entity is a majority-owned subsidiary, or by a majority-owned subsidiary of the Entity and other majority-owned subsidiaries of the Parent Entity.